Exhibit 10.15C

                            LEASE EXTENSION AGREEMENT

         AGREEMENT made this 4TH DAY of January, 1999 between APOLLO DEVELOPMENT CORP. ("Landlord") and INTELLIGENT CONTROLS, INC. ("Tenant")

         WHEREAS the parties have a lease between them currently in force, covering property in the Saco, Maine Industrial Park, which lease is dated April 11, 1991, with a lease extension agreement dated March 27, 1998, with a termination date of August 15, 1999, and

         WHEREAS the parties desire to extend the term of said lease, as set forth herein,

         NOW THEREFORE in consideration of the mutual promises herein made, the parties agree that the termination date of said lease shall be extended to October 31, 2000. During the extension period the rent shall be $5,590.00 per month, payable monthly in advance.

         The period for exercise of the option to purchase the leased property (set forth in paragraph 20 of said original lease) is also extended to the new lease termination date of October 31, 2000. The 2% increase factor in the option purchase price shall be computed over the entire period (including the extension term) as applicable.

         In all other respects the lease terms are ratified and confirmed.

         Executed at Saco, Maine, on the above date.


Witnessed by:                                     APOLLO DEVLEOPMENT CORP.

/s/ SHARON BINETTE                                by:  /s/ CLIFFORD A. PURVIS
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                                                     Its Treasurer      Landlord


                                                  INTELLIGENT CONTROLS, INC.

/s/SHARON BINETTE                                 by:  /s/ ROGER E. BROOKS
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Its President      Tenant